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                                                        EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on (Amendment No.2 to Form S-4 No. 33-62765) and related Prospectus of Source One Mortgage Services Corporation expected to be filed on November 6, 1995 for of $100,000,000 of Quarterly Income Capital Securities and to the incorporation by reference therein of our report dated January 27, 1995, with respect to the consolidated financial statements of Source One Mortgage Services Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                Ernst & Young LLP

Detroit, Michigan
November 6, 1995